Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 000-19483) of SWS Group, Inc. of our report dated May 26, 2003 relating to the financial statements of SWS Group 401(k) Profit Sharing Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Dallas, Texas

June 25, 2003